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Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 33-61853, 333-51790, 333-31548, 333-63802, 333-100727, 333-109179) and in the Registration Statements on Form S-8 (File Nos. 33-58359, 33-60437, 333-10003, 333-33249, 333-83677, 333-51906, 33-30007, 33-68208, 333-33265, 333-10005, 333-33251, 333-83669, 333-33291, 33-21241, 333-55126, 333-42371, 333-81275, 333-87967, 333-81277, 333-83673, 333-64103, 333-83681, 333-51872, 333-52202, 333-66130, 333-70310, 333-76762, 333-76766, 333-76768, 333-76770, 333-100722, 333-90514, 333-90512, 333-90510, 333-64095, 333-106691, 333-106692, 333-111314) of our report dated February 7, 2004, except for Notes C and P, as to which the date is March 11, 2004, relating to the consolidated financial statements and financial statement schedule of Genzyme Corporation and of our report dated January 27, 2004 relating to the financial statements of BioMarin/Genzyme LLC, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
March 15, 2004

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  Exhibit 23
CONSENT OF INDEPENDENT ACCOUNTANTS